Key parameters ($ in millions)

	Pre-petition	Post-petition	Total past due (as of June 30, 2015)	Future (average per quarter from Q3'15 - Q4'17)	Notes
Cost sharing arrangement					
CSA	118.1	8.2	$126.3	$4.0	*(see calculation below)*
MSA	2.4	4.1	$6.6	#REF!	
Share of restructuring professional fees			15.0%	15.0%	*Estimated % payable by HK. Total restructuring professional fees estimated at $49.6m*
Amount past due	–	4.1	*4.1*		
ASF transfer pricing and royalties					
ASF royalties paid to Corp	1.8	–	$1.8	5.0% on future sales	*Per ASF license agreement. $1.8m reflects 2014 amount*
Mark-up on Mesa Units	n.a.	n.a.	n.a.	110.0%	*i.e. 10% above cost; cost includes the cost of de-installing and crating Mesa ASFs*
Poly / PV royalties					
Poly royalties payable to Corp	0.8	–	$0.8	GTAT HK pays GTAT Corp an amount equal to (i) non-US profit minus (ii) 3% of non-US revenues	*Per Poly license agreement*
DSS royalties payable to Corp[1]	1.5	0.4	2.0	GTAT HK pays GTAT Corp an amount equal to 5% of non-US revenues	*Per DSS license agreement*
Cross charges	6.8	8.9	15.8		*Intercompany payable from HK to Corp.*
Total amounts due	**$131.5**	**$25.8**	**$157.3**		

Notes
1 Includes amounts owed on account of SSG

CSA calculation back-up

Total 2014 amount		$146.6	
Adjusted 2014 amount		**$130.2**	*Adjusted to reflect estimated amount incurred pre-petition (unpaid), net of estimated recoveries*
(+) 1H 2015 estimate		7.7	
Total CSA		**$137.9**	
(-) Q1'14 amounts already paid to Corp.		(2.5)	
(-) Amounts already paid directly by HK		(1.4)	
(-) RAB Share	94.4%	(7.7)	*Equal to (1-94.4%)*137.9*
CSA amounts past due		**$126.3**	
Of which post-petition		*$8.2*	
Of which pre-petition		*$118.1*	

Priority note - breakdown

Cross charges	$8.9	
MSA payable - 1H 2015	2.9	
MSA payable - Q4 2014	1.3	*Q4 portion of 2014 MSA*
CSA payable - 1H 2015	3.8	
CSA payable - Q4 2014	4.3	
Professional fees	4.1	
Amounts owed on account of DSS/SSG	0.4	
Priority note	**$25.8**	

Key terms of Debtors' strawman proposal dated May 20, 2015

Total amounts due to GT Corp	**$157.3**
Of which priority note (post petition share)	*25.8*
Of which payable on court approval of interco. agreement	*10.0*
Of which contingent note	*131.5*
Contigency note payment terms	
For HK furnances - HK **payable** as as % of receipts	*40.0%*
For Mesa furnances - HK **retained** as as % of receipts	*5.0%*
Additional holdback per Mesa ASF sale ($)	*10,375*
Cash interest rate on unpaid Priority note	*12.5%*
PIK interest rate on unpaid Contingent note	*12.5%*

Requested disclosure ($ in millions)

Cash balances as of May 1, 2015 ($ in millions)		
GTAT Corporation ("GTAT Corp.")	$30.4	
GT Advanced Technologies Limited ("GT HK")	23.4	*Of which $20.0 was in US accounts*
Other	4.0	
Consolidated	**$57.8**	

Projected cash flows assuming:

1. Excluding cash flows relating to ASF sales
2. No intercompany resolution

	Q2'15[4]	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
GT HK cash flow (excluding potential cost savings)[5]	(8.4)	(3.7)	(7.4)	(4.9)	16.5	32.5	(43.4)	30.9	(33.7)	(5.0)	(5.0)

3. Assuming no intercompany resolution and no ASF sales, projected payments from GT HK to GTAT Corp. assumed to relate solely to royalties on DSS and Poly sales, as follows

Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
–	–	(2.3)	–	–	–	(38.4)	–	(19.2)	–	–

4. Total GTAT consolidated restructuring professional fees	$22.4

HK pro forma cash sweep	
GT HK cash as of March 31, 2015	$24.1
(+) Gross projected receipts from court-approved ASF sale	45.5
(+) GT HK Q2-Q4 2015 cash flow assuming no interco resolution	(19.5)
(-) Maximum unrestricted cash held outside control accounts per DIP commitment	(5.3)
Subtotal	$44.8

Estimated CSA amount incurred pre-petition and not paid in cash	$27.3

Estimated unsecured + admin claims balances as of May 2015 [1] ($ in millions)

	GTAT Corp.	GT HK
Admin		
503(b)(9) claims	$15 - $20	$5 - $10
Cure costs	TBD	TBD
Professional fees	TBD	TBD
Unsecured		
Intercompany claims by GTAT Corp. (pre-settlement)	–	150
Other unsecured [2,3]	100 - 315	55 - 230
Total admin + unsecured	**$115 - $335**	**$210 - $390**

Notes

1. Highly preliminary estimates. Subject to substantial revision based on ongoing due diligence
2. High end of GTAT Corp. range includes potential rejection damages and guarantee claims, while the low end excludes these items
3. High end of GT HK range includes potential rejection damages, whereas the low end excludes such items. Both the high end and the low end include the TXT claims in the approximate amount of $17.5m
4. $8.4m in Q2 '15 excludes past due amounts
5. Includes payments from GT HK to GTAT Corp. related to royalties on DSS and Poly sales

Additional disclosure request In the cleansing materials that were published on March 2nd, there was a reference to polysilicon equipment purchased by GT valued at approximately $50 million which is currently classified as long term inventory on GT’s balance sheet (Item 6). That equipment was purchased by GT HK and is classified as long term inventory on GT HK’s balance sheet.

Technology	Owner	Licensee	Licensee Rights	Economics
GT Crystal				
ASFs	GTAT Corp	GT HK	GT HK has exclusive right to sell ASFs outside US GTAT Corp has exclusive right to sell ASFs in US and exclusive right to sell sapphire materials in all regions	GT HK pays GTAT Corp: -5% royalty on non-US revenues -RAB share of CSA
Zephyr	GTAT Corp	None	N/A	N/A
SiC	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Solar				
DSS	GTAT Corp	GT HK	GT HK has exclusive right to sell outside of US	GTAT HK pays GTAT Corp an amount equal to 5% of non-US revenues
Poly	GTAT Corp	GT HK	GT HK has exclusive right to sell outside of US	GTAT HK pays GTAT Corp an amount equal to (i) non-US profit minus (ii) 3% of non-US revenues
Merlin	GTAT Corp	None	N/A	N/A
HiCz	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Industrial				
SSG	GT Sapphire Sytstems Group (indirect sub of GTAT Corp)	None	N/A	N/A
ASMG	GTAT Corp (ASMG is a division of GTAT Corp)	None, since ASMG sells sapphire materials (GTAT Corp has the right to sell sapphire materials in all regions)	N/A	N/A
Hyperion	GTAT Corp	None	N/A	N/A